SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam New York Tax Exempt Income Fund -- Class A
Shares
Fiscal period ending: November 30, 1993
Inception date (if less than 10 years of performance): September
2, 1983


TOTAL RETURN

Formula  --  Average Annual Total Return: ERV = P(1+T)^n

n   = Number of Time Periods     1 Year   5 Years      10 Years*

P   = Initial Investment         $1,000   $1,000       $1,000

ERV = Ending Redeemable Value    $1,066.71 $1,533.21   $2,732.22

T   = Average Annual
      Total Return               6.67%    8.92%        10.57%*

                   *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                   POP x Average shares


Interest and Dividends           $j10,694,823

Expenses                         $1,404,516

Reimbursement                    $0

Average shares                   241,707,710

NAV                              $9.38

Sales Charge                     4.75%

POP                              $9.85

Yield at POP                     4.73%
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TAX-EXEMPT EQUIVALENT YIELD

Formula:        30 day yield
               ---------------          =   TAX EQUIVALENT YIELD
       1-(Highest Individual Tax Rate)

 4.73%               4.73%
------       =      ------              =    8.90%
1-46.88%            .5312%
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            SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam New York Tax Exempt Income Fund -- Class B
Shares
Fiscal period ending: November 30, 1993
Inception date (if less than 10 years of performance): January 1,
1993


TOTAL RETURN

Formula  --  Average Annual Total Return:   ERV = P(1+T)^n

n   = Number of Time Periods     1 Year     5 Years   10 Years*

P   = Initial Investment         N/A        N/A       $1,000

ERV = Ending Redeemable Value    N/A        N/A       $1,042.35

T   = Average Annual
      Total Return               N/A        N/A       4.66%*

                   *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                   POP x Average shares


Interest and Dividends           $655,337

Expenses                         $162,878

Reimbursement                    $0

Average shares                   14,619,375

NAV                              $9.37

Maximum Contingent Deferred
    Sales Charge                 5.0%

Yield at NAV                     4.35%
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TAX-EXEMPT EQUIVALENT YIELD

Formula:        30 day yield
               ---------------          =   TAX EQUIVALENT YIELD
       1-(Highest Individual Tax Rate)

 4.29%               4.29%
------       =      ------              =    8.08%
1-46.88%            .5312%